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                                                                    Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

               ALLEN TELECOM UPDATES SECOND QUARTER 2002 GUIDANCE
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         BEACHWOOD, OHIO, June 11, 2002 - At a Bear Stearns Technology
Conference with analysts and investors today in New York City, Allen Telecom Inc. (ALN: NYSE) commented on its second quarter 2002 financial performance. In its first quarter conference call in April 2002, the Company had indicated that second quarter 2002 sales in non-Geolocation product lines were anticipated to be higher than first quarter 2002 levels, but that Geolocation sales would be lower in the second quarter due to the transition between the conclusion of the Verizon contract and the startup of deployment with AT&T Wireless. During the conference earlier today, the Company stated that April and May sales were developing as expected, and total sales for the second quarter are now expected to increase modestly from the first quarter.

         The Company also affirmed its earnings outlook for the second quarter 2002 from the April conference call when it had indicated that earnings were expected to be flat to down slightly as compared to the first quarter 2002.

         The Company has continued its strong emphasis on cash flow and estimates that it will generate approximately $10M in cash during the second quarter and enhance the Company's liquidity.

         Allen Telecom Inc. (http://www.allentele.com) is a leading supplier of wireless equipment to the global telecommunications infrastructure market. FOREM supplies sophisticated filters, duplexers, combiners, amplifiers and microwave radios to an array of OEM customers. MIKOM focuses on providing repeaters, in-building systems and other products that enhance both the coverage and the capacity of a wireless system. Tekmar Sistemi provides integrated low power fiber optic and cable distributed antenna systems for indoor coverage systems. Decibel Products and Antenna Specialists manufacture land based and mobile antennas in frequency bands that cover all of the traditional wireless networks. Grayson Wireless supplies measurement and signal processing systems for testing the performance of a wireless network, network-based wireless caller Geolocation systems for E 911 and value added services. Comsearch offers program management, network planning, engineering, development and installation of wireless networks worldwide.
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         Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding the Company's future performance and financial results are subject to a number of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Factors that could cause the Company's actual results to materially differ from forward-looking statements made by the Company, include, among others, the cost incurred, savings realized and timing of the integration of acquisitions, such as the integration of Bartley R.F. Systems and the consolidation of the Company's Nevada facility into Bartley's Amesbury, MA facility; the cost, success and timetable for new product development including, for example, products for 3G, E 911 and power amplification; the health, economic stability and relative currency valuations in world and national markets; the cost and outcome of litigation, including, for example, a lawsuit filed by a competitor in the E 911 Geolocation business claiming infringement by the Company of intellectual property rights; the cost and availability of capital and financing to the Company and its customers; the uncertain timing and level of purchases by the limited number of the Company's customers of both current products and services, and those under development; the effective realization of inventory, receivables and other working capital assets to cash; the impact of competitive products and pricing in the Company's markets; the ability of the Company to generate future U.S. profits or to implement other tax planning strategies needed to utilize the C's tax loss carry forwards; the impact of U.S. and foreign government legislative/regulatory actions, including, for example, the scope and timing of E 911 Geolocation requirements in the U.S. markets and spectrum availability and licensing for new wireless applications; the impact of future business conditions on the Company's ability to meet terms and conditions of the Company's borrowing agreements; the cost, timing and availability of personnel, facilities, materials and vendors required for the Company's current and future products; and whether and when backlog will be converted to customer sales. Allen Telecom Inc.'s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q may contain additional factors.

For further information contact:            Dianne B. McCormick
                                            Director, Investor Relations
                                            (216) 765-5855 (phone)
                                            (216) 765-0375 (fax)
                                            Dianne_McCormick@allentele.com